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                                                                      EXHIBIT 12

BANC ONE CORPORATION AND SUBSIDIARIES
STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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                                             SIX MONTHS ENDED                       YEARS ENDED DECEMBER 31,
                                                 JUNE 30,

                                          -----------------------  ------------------------------------------------------------
$(MILLIONS)                                  1998        1997         1997        1996        1995        1994         1993
-----------------------------------------------------------------  ------------------------------------------------------------

CALCULATION INCLUDING INTEREST ON
DEPOSITS:
EARNINGS:


Income before income taxes and change
  in accounting principle                    $1,515.3      $739.5    $2,155.3    $2,674.2    $2,288.9    $1,925.0    $2,077.2
Fixed charges                                   767.4       775.9     1,568.6     1,253.8     1,016.1       761.9       424.6
Less: Capitalized interest                        (.5)       (2.6)       (1.9)       (4.9)       (1.7)       (1.0)        (.7)
                                             --------    --------    --------    --------    --------    --------    --------
Earnings                                     $2,282.2    $1,512.8    $3,722.0    $3,923.1    $3,303.3    $2,685.9    $2,501.1
                                             ========    ========    ========    ========    ========    ========    ========

FIXED CHARGES:
Interest expense, including interest
  factor of capitalized leases and
  amortization of deferred debt expense        $727.2      $743.2    $1,501.5    $1,190.6      $956.6      $701.7      $373.0
Portion of rental payments under
  operating leases deemed to be interest         40.2        32.7        67.1        63.2        59.5        60.2        51.6
                                             --------    --------    --------    --------    --------    --------    --------
Fixed charges                                   767.4      $775.9    $1,568.6    $1,253.8    $1,016.1      $761.9      $424.6
                                             ========    ========    ========    ========    ========    ========    ========


RATIO OF EARNINGS TO FIXED CHARGES
  EXCLUDING INTEREST ON DEPOSITS                 2.97X       1.95X       2.37X       3.13X       3.25X       3.53X       5.89X

CALCULATION INCLUDING INTEREST ON
  DEPOSITS:
EARNINGS:


Income before income taxes and change
  in accounting principle                    $1,515.3      $739.5    $2,155.3    $2,674.2    $2,288.9    $1,925.0    $2,077.2
Fixed charges                                 2,159.9     2,163.0     4,377.4     3,937.2     3,653.4     2,744.0     2,177.4
Less: capitalized interest                        (.5)       (2.6)       (1.9)       (4.9)       (1.7)       (1.0)        (.7)
                                             --------    --------    --------    --------    --------    --------    --------
Earnings                                     $3,674.7    $2,899.9    $6,530.8    $6,606.5    $5,940.6    $4,668.0    $4,253.9
                                             ========    ========    ========    ========    ========    ========    ========


FIXED CHARGES:
As detailed above                               767.4      $775.9    $1,568.6    $1,253.8    $1,016.1      $761.9      $424.6
Interest on deposits                          1,392.5     1,387.1     2,808.8     2,683.4     2,637.3     1,982.1     1,752.8
                                             --------    --------    --------    --------    --------    --------    --------
Fixed charges                                $2,159.9    $2,163.0    $4,377.4    $3,937.2    $3,653.4    $2,744.0    $2,177.4
                                             ========    ========    ========    ========    ========    ========    ========

RATIO OF EARNINGS TO FIXED CHARGES
  INCLUDING INTEREST ON DEPOSITS                 1.70X       1.34X       1.49X       1.68X       1.63X       1.70X       1.95X
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